CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated December 3, 1998 on the financial statements of the following Funds referred to therein, all of which are series of PIC Investment Trust, which financial statements are incorporated by reference in Post-Effective Amendment No. 30 to the Trust's Registration
Statement:

         Provident Investment Counsel Growth Fund I
         Provident Investment Counsel Small Company Growth Fund I

We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Custodian and Auditors."

                                          /s/ McGladrey & Pullen, LLP

                                          McGladrey & Pullen, LLP

New York, New York
February 23, 1999